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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in Amendment #6 to the Registration Statement of New Directions Manufacturing, Inc. on Form SB-2 of our reports dated August 27, 1997 except Note 12 which is dated November 10, 1997, and November 20, 1996, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


 /s/ Evers & Company, Ltd.
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EVERS & COMPANY, LTD.
Phoenix, Arizona
December 22, 1997